Exhibit 99.1

JLL Income Property Trust
Acquires Kansas City Medical Office Portfolio

Chicago (March 29, 2022) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with more than $5.9 billion in portfolio assets today announced the acquisition of Kansas City Medical Office Portfolio, a more-than 50,000-square-foot, three-property medical office building portfolio with properties in and around Kansas City, Missouri. The purchase price was approximately $22.2 million.

“We’ve continued to focus on expanding our national medical office portfolio as we target healthcare-oriented properties in the office sector to take advantage of positive, long-term market trends that should continue to produce stable cashflow for our shareholders,” said JLL Income Property Trust President and CEO Allan Swaringen. “Kansas City Medical Office Portfolio is another great example of a top-of-the-line asset in a location with positive demographic trends and strong tenancy that we believe positions our portfolio well for the coming years.”

In aggregate, the three properties are 100 percent leased to a diverse tenant roster of leading health systems and physicians groups. The portfolio has a weighted average lease term of just under 15 years, providing long-term cashflow. All of the properties are strategically located throughout Kansas City, drawing patients from throughout the metro area.

The portfolio includes three properties:
–Roeland Park: a nearly 30,000-square-foot medical office building constructed in 2021. The property’s largest tenant is AdventHealth Shawnee Mission, a subsidiary of AdventHealth, an investment-grade rated not-for-profit health system.
–Northland Women’s Healthcare: a 10,000-square-foot medical office building constructed in 2021 and fully leased to one of Kansas City’s most established women’s healthcare providers.
–Blue Springs Pediatrics: a 10,500-square-foot medical office building fully redeveloped in 2021 as a best-in-class single-tenant property leased to a leading physician group that is subsidiary of Children's Mercy, an investment-grade rated, not-for-profit health system.

This acquisition increases JLL Income Property Trust’s healthcare allocation to 12 properties totaling more than 1.1 million square feet, valued in excess of $450 million and representing approximately 8 percent of its overall portfolio.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.
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About Jones Lang LaSalle Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, office and grocery-anchored retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $76 billion of assets in private and public real estate property and debt investments as of Q3 2021. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com
Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com